Exhibit 10.4

Execution Version

Guaranty

from

Corning Incorporated

Dated as of March 12, 2024

Guaranty

This Guaranty, dated as of March 12, 2024, is made by Corning Incorporated, a New York corporation (in its capacity as guarantor hereunder, “Parent Guarantor”) in favor of the Beneficiaries (as hereinafter defined).

Witnesseth:

Whereas, Solar Technology LLC, a Delaware limited liability company (“Lessee”), BA Leasing BSC LLC, a Pennsylvania limited liability company (“Lessor”), the Participant Interest Parties party thereto and Bank of America, N.A., not in its individual capacity, except as expressly stated herein, but solely as Administrative Agent (“Administrative Agent”) have entered into that certain Transaction Agreement dated as of the date hereof (as it may be modified, amended or restated from time to time as and to the extent permitted thereby, the “Transaction Agreement”; and, unless otherwise defined herein or the context hereof otherwise requires, terms which are defined or defined by reference in the Transaction Agreement shall have the same meanings when used herein as such terms have therein); and

Whereas, it is a condition precedent to the consummation by Beneficiaries (as hereinafter defined) of the transactions to be consummated on the Document Closing Date that Parent Guarantor execute and deliver this Guaranty; and

Whereas, Lessee is a direct or indirect wholly-owned Subsidiary of Parent Guarantor and it is in the best interests of Parent Guarantor that the Overall Transaction and the Document Closing Date occur; and

Whereas, this Guaranty, and the execution, delivery and performance hereof, have been duly authorized by all necessary corporate action of Parent Guarantor;

Now, Therefore, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged by Parent Guarantor, Parent Guarantor hereby agrees as follows:

Section 1.     Guarantee. Parent Guarantor hereby irrevocably and unconditionally guarantees to Lessor, Administrative Agent, each Participant, each other Indemnitee and their respective successors and permitted assigns (individually, a “Beneficiary” and collectively, the “Beneficiaries”) (a) the full and prompt payment when due, whether by acceleration or otherwise, and at all times thereafter, of all of the Liabilities (as hereinafter defined) of Lessee and (b) the full and prompt performance of all of the Liabilities of Lessee, including interest or yield on any such Liabilities, whether accruing before or after any bankruptcy or insolvency case or proceeding involving Lessee or any other Person, and, if interest or yield on any portion of such obligations ceases to accrue by operation of law by reason of the commencement of such case or proceeding, including such interest and yield as would have accrued on any such portion of such obligations if such case or proceeding had not commenced, and further agrees to pay all expenses (including reasonable attorneys’ fees and reasonable legal expenses actually incurred) paid or incurred by any Beneficiary in endeavoring to collect the Liabilities, or any part thereof, and in enforcing this

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Guaranty. The term “Liabilities”, as used herein, shall mean all of the following, in each case howsoever created, arising or evidenced, whether direct or indirect, joint or several, absolute or contingent, or now or hereafter existing, or due or to become due, but without duplication: all Rent (including, but not limited to Basic Rent and Supplemental Rent), Lease Balance, Purchase Amount, Casualty amounts, Ground Lease Site Rent, Sale Option Recourse Amount, indemnities and all additional amounts and other sums at any time due and owing, and required to be paid by Lessee under the terms of the Lease, the Transaction Agreement, the Ground Lease or any other Operative Document and all other obligations, covenants and agreements required to be performed by Lessee under the Lease, the Transaction Agreement, the Ground Lease or any other Operative Document (whether or not Lessee, Parent Guarantor or any other Person shall be relieved or released from any or all liability or obligations under any of the foregoing, except on account of the full and indefeasible payment and performance of all Liabilities).

In any action or proceeding involving any state corporate law, or any state or federal bankruptcy, insolvency, reorganization or any other law affecting the rights of creditors generally, if the obligations of Parent Guarantor under this Guaranty would otherwise be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under this Guaranty, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by Parent Guarantor or any other Person, be automatically limited and reduced to the highest amount which is valid and enforceable as determined in such action or proceeding.

Parent Guarantor agrees that upon the occurrence of an Event of Default described in Section 16.1(f) of the Lease or Section 5.1(j) of the Construction Agency Agreement solely with respect to Parent Guarantor or Lessee, Parent Guarantor will pay to the Beneficiaries forthwith the full amount which would be payable hereunder by Parent Guarantor as if all Liabilities were then due and payable.

This Guaranty shall in all respects be an absolute and unconditional guaranty of payment and performance (and not of collection), and shall remain in full force and effect until the full and indefeasible payment and performance of all of the Liabilities and Parent Guarantor’s obligations hereunder (notwithstanding the dissolution of Parent Guarantor). The liability of Parent Guarantor hereunder may be enforced without the Beneficiaries being required to resort to any other right, remedy or security.

The obligations of Parent Guarantor are independent of any obligations of Lessor, Administrative Agent, any Participant or any other Person under any of the Operative Documents. Each and every default under any of the Operative Documents with respect to the Liabilities shall give rise to a separate claim and cause of action hereunder, and separate claims or suits may be made and brought, as the case may be, hereunder as each such default occurs.

Administrative Agent on behalf of itself and the Beneficiaries may, from time to time at its discretion and without notice to Parent Guarantor, but subject to the provisions of the Operative Documents, take any or all of the following actions: (a) retain or obtain a lien upon or a security interest in any property to secure any of the Liabilities or any obligation hereunder; (b) retain or obtain the primary or secondary obligation of any obligor or obligors, in addition to Parent

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Guarantor, with respect to any of the Liabilities; (c) extend or renew for one or more periods (regardless of whether longer than the original period), alter or exchange any of the Liabilities, or release or compromise any obligation of Parent Guarantor hereunder or any obligation of any nature of any other obligor with respect to any of the Liabilities (including Lessee); (d) release or fail to perfect its lien upon or security interest in, or impair, surrender, release or permit any substitution or exchange for, all or any part of any property securing any of the Liabilities or any obligation hereunder, or extend or renew for one or more periods (regardless of whether longer than the original period) or release, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such property; and (e) resort to Parent Guarantor for payment of any of the Liabilities, regardless of whether Lessor, any Participant or any other Person shall have resorted to any property securing any of the Liabilities or any obligation hereunder or shall have proceeded against any other obligor primarily or secondarily obligated with respect to any of the Liabilities (all of the actions referred to in this paragraph being hereby expressly waived by Parent Guarantor).

Section 2.     Parent Guarantor’s Obligations Unconditional. Parent Guarantor’s obligations hereunder are independent of Lessee’s obligations under the Lease and the other Operative Documents or in respect of any other Person, and each Beneficiary may enforce any of its rights hereunder independently of any other right or remedy that it may at any time hold with respect to the Liabilities or any security or other guaranty therefor. Such obligations shall be absolute and unconditional, shall not be subject to any counterclaim, setoff, deduction (other than deduction or withholdings in respect of Taxes that are permitted by the Operative Documents), diminution, abatement, recoupment, suspension, deferment, reduction or defense (other than full and indefeasible payment and performance of all of the Liabilities), whether based upon any claim that Lessee, Parent Guarantor or any other Person may have against any Beneficiary or any other Person or otherwise, and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by, any circumstance or condition whatsoever (other than full and indefeasible payment and performance of all of the Liabilities) (whether or not Parent Guarantor or any other Person shall have any knowledge or notice thereof) including:

(A)subject to the terms of the Lease and the other Operative Documents, any amendment, modification, addition, deletion, supplement or renewal to or of or other change in the Liabilities or any Operative Document or any of the agreements referred to in any thereof, or any other instrument or agreement applicable to any Operative Document or any of the parties to such agreements, or to the Leased Property, or any assignment, mortgage or transfer thereof or of any interest therein, or any furnishing or acceptance of additional security for, guaranty of or right of offset with respect to, any of the Liabilities; or the failure of any security or the failure of any Beneficiary to perfect or insure any interest in any collateral;

(B)any failure, omission or delay on the part of Lessee, any Beneficiary or any other Person to conform or comply with any term of any instrument or agreement referred to in clause (A) above;

(C)any waiver, consent, extension, indulgence, compromise, release or other action or inaction under or in respect of any instrument, agreement, guaranty, right of offset

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or security referred to in clause (A) above or any obligation or liability of Lessee or any Beneficiary or any other Person, or any exercise or non-exercise by any Beneficiary or any other Person of any right, remedy, power or privilege under or in respect of any such instrument, agreement, guaranty, right of offset or security or any such obligation or liability;

(D)any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or similar proceeding with respect to Lessee or any Beneficiary or any other Person or any of their respective properties or creditors, or any action taken by any trustee, receiver or court in any such proceeding;

(E)any limitation on the liability or obligations of any Person (including Lessee) under any Operative Document, the Liabilities, any collateral security for the Liabilities, any other guaranty of the Liabilities or any discharge, termination, cancellation, frustration, irregularity, invalidity or unenforceability, in whole or in part, of any of the foregoing or any other agreement, instrument, guaranty or security referred to in clause (A) above or any term of any thereof;

(F)any defect in the title, compliance with specifications, condition, design, operation or fitness for use of, or any damage to or loss or destruction of, or any interruption or cessation in the use of the Leased Property by Lessee or any other Person for any reason whatsoever (including any governmental prohibition or restriction, condemnation, requisition, seizure or any other act on the part of any governmental or military authority, or any act of God or of the public enemy) regardless of the duration thereof (even though such duration would otherwise constitute a frustration of a lease), whether or not resulting from accident or fault on the part of Lessee or any other Person;

(G)any merger or consolidation of Lessee or Parent Guarantor into or with any other Person, or any sale, lease or transfer of any of the assets of Lessee or Parent Guarantor to any other Person;

(H)any change in the ownership of any shares of capital stock of Lessee or Parent Guarantor or any corporate change in Lessee or Parent Guarantor;

(I)any recovery of judgment against Lessee, or by any levy of any writ or process of execution under any such judgment (except to the extent such recovery indefeasibly reduces the Liabilities);

(J)any legal characterization of the obligations created by the Lease and the other Operative Documents as a lease, a secured financing or otherwise;

(K)absence of any notice to, or knowledge of, Parent Guarantor of the existence or occurrence of any of the foregoing clauses (A) through (J); or

(L)any other occurrence or circumstance whatsoever, whether similar or dissimilar to the foregoing, and any other circumstance that might otherwise constitute a

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legal or equitable defense or discharge of the liabilities of a Parent Guarantor or surety or that might otherwise limit recourse against Parent Guarantor.

The obligations of Parent Guarantor set forth herein constitute the full recourse obligations of Parent Guarantor enforceable against it to the full extent of all its assets and properties, notwithstanding any provision in the Lease or any other Operative Documents.

Parent Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Liabilities and notice of or proof of reliance by any Beneficiary upon this Guaranty or acceptance of this Guaranty, and the Liabilities, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guaranty. Parent Guarantor unconditionally waives, to the extent permitted by law: (a) acceptance of this Guaranty and proof of reliance by any Beneficiary hereon; (b) notice of any of the matters referred to in clauses (A) through (L) above, or any right to consent or assent to any thereof; (c) all notices that may be required by statute, rule of law or otherwise, now or hereafter in effect, to preserve intact any rights against Parent Guarantor, including any demand, presentment, protest, proof or notice of nonpayment under any Operative Document, and notice of default or any failure on the part of Lessee to perform and comply with any covenant, agreement, term or condition of any Operative Document; (d) any right to the enforcement, assertion or exercise against Lessee of any right, power, privilege or remedy conferred in any Operative Document or otherwise; (e) any requirement of diligence on the part of any Person; (f) any requirement of any Beneficiary to take any action whatsoever, to exhaust any remedies or to mitigate the damages resulting from a default by any Person under any Operative Document; (g) any notice of any sale, transfer or other disposition by any Person of any right under, title to or interest in any Operative Document or the Leased Property; and (h) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge, release or defense of a guarantor or surety, or that might otherwise limit recourse against Parent Guarantor.

Parent Guarantor agrees that this Guaranty shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of itself or Lessee is rescinded or must be otherwise restored by any Beneficiary whether as a result of any proceedings in bankruptcy or reorganization or otherwise.

Parent Guarantor further agrees that, without limiting the generality of this Guaranty, if an Event of Default shall have occurred and be continuing and any Beneficiary is prevented by Applicable Law from exercising its remedies under the Operative Documents, such Beneficiary shall be entitled to receive hereunder from Parent Guarantor, upon demand therefor, the sums which would have otherwise been due from Lessee had such remedies been exercised.

Section 3.     Waiver of Subrogation. Until full and indefeasible payment and performance of all of the Liabilities, Parent Guarantor will not exercise any rights with respect to any claim or other rights which it may now or hereafter acquire against Lessee arising from the existence, payment, performance or enforcement of such Parent Guarantor’s obligations under this Guaranty or any other Operative Document, including any right of subrogation, reimbursement, contribution, exoneration, or indemnification, any right to participate in any claim or remedy of any Beneficiary against Lessee or any property or assets now or hereafter constituting part of the

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Collateral, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including the right to take or receive from Lessee directly or indirectly, in cash or other property or by setoff or in any manner, payment or security on account of such claim or other rights (other than to file proofs of claims only if the obligation owing to each Beneficiary hereunder has been fully satisfied). If any amount shall be paid to Parent Guarantor in violation of the preceding sentence and the Liabilities shall not have been indefeasibly paid in cash, such amount shall be deemed to have been paid to Parent Guarantor for the benefit of, and held in trust for, the Beneficiaries, and shall forthwith be paid to Administrative Agent to be credited and applied pursuant to the terms of the Operative Documents. Parent Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Operative Documents and that the waiver set forth in this paragraph is knowingly made in contemplation of such benefits.

Parent Guarantor hereby absolutely, unconditionally and irrevocably waives and agrees not to assert or take advantage of any defense based upon an election of remedies by any Beneficiary or any other Person, including an election to proceed by nonjudicial rather than judicial foreclosure, which destroys or impairs any right of subrogation of Parent Guarantor or the right of Parent Guarantor to proceed against any Person for reimbursement, or both.

If all the Liabilities shall be paid indefeasibly in full or performed, Lessee, Lessor or any other Beneficiary, as the case may be, will, at Parent Guarantor’s request and expense, execute and deliver to Parent Guarantor appropriate documents, without recourse, warranty or representation, necessary to evidence the transfer by subrogation to Parent Guarantor of an interest in the Liabilities resulting from such payment by Parent Guarantor.

Section 4.     Reasonableness and Effect of Waivers. Parent Guarantor warrants and agrees that each of the waivers set forth in this Guaranty is made with full knowledge of its significance and consequences and that, under the circumstances, the waivers are reasonable and not contrary to public policy or law. If any of such waivers are determined to be contrary to any Applicable Law or public policy, such waivers shall be effective only to the maximum extent permitted by Applicable Laws.

Section 5.     Transfers by Beneficiaries. Each Beneficiary may, from time to time, whether before or after any discontinuance of this Guaranty, at its sole discretion and without notice to Parent Guarantor, assign or transfer any or all of its portion of the Liabilities or any interest therein in accordance with the terms and conditions of the Operative Documents; and, notwithstanding any such assignment or transfer or any subsequent assignment or transfer thereof, such Liabilities shall be and remain Liabilities for the purposes of this Guaranty, and each and every immediate and successive assignee or transferee of any of the Liabilities or of any interest therein shall, to the extent of such assignee’s or transferee’s interest in the Liabilities, be entitled to the benefits of this Guaranty to the same extent as if such assignee or transferee were such Beneficiary.

Section 6.     No Waiver by Beneficiaries. No delay in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy; nor shall

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any modification or waiver of any of the provisions of this Guaranty be binding upon any Beneficiary except as expressly set forth in a writing duly signed and delivered on its behalf. No action permitted hereunder shall in any way affect or impair any Beneficiary’s rights or Parent Guarantor’s obligations under this Guaranty. For the purposes of this Guaranty, Liabilities shall include all of the obligations described in the definition thereof, notwithstanding any right or power of Parent Guarantor or anyone else to assert any claim or defense as to the invalidity or unenforceability of any such obligation, and no such claim or defense shall affect or impair the obligations of Parent Guarantor hereunder. Parent Guarantor’s obligations under this Guaranty shall be absolute and unconditional irrespective of any circumstance whatsoever which might constitute a legal or equitable discharge or defense of Parent Guarantor other than proof of indefeasible satisfaction or indefeasible payment in full of the Liabilities guaranteed hereunder. Parent Guarantor hereby acknowledges that there are no conditions to the effectiveness of this Guaranty.

Section 7.     Parent Guarantor Representations and Warranties. Parent Guarantor represents and warrants to each of the Beneficiaries as of the Document Closing Date and on the date of each Advance Request and each Advance (both immediately before and after giving effect to the making of such Advance and the application of the proceeds thereof) that:

(a)Parent Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the State of New York.

(b)The execution, delivery and performance of this Guaranty and the consummation of the transactions contemplated hereby are within the corporate powers of Parent Guarantor, have been duly authorized by all necessary corporate action on the part of Parent Guarantor, and do not contravene (i) Parent Guarantor’s charter or by-laws or (ii) law or any contractual restriction binding on or affecting Parent Guarantor.

(c)No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery and performance by Parent Guarantor of this Guaranty.

(d)This Guaranty is duly executed and delivered by Parent Guarantor. This Guaranty is the legal, valid and binding obligation of Parent Guarantor, enforceable against Parent Guarantor in accordance with its terms, except as enforceability may be affected by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors’ rights generally and by general principles of equity, whether enforcement is sought in a proceeding in equity or at law.

(e)The Consolidated balance sheet of Parent Guarantor and its Subsidiaries as at December 31, 2022, and the related Consolidated statements of income and cash flows of Parent Guarantor and its Subsidiaries for the fiscal year then ended, accompanied by an opinion of an independent registered public accounting firm, and the Consolidated balance sheet of Parent Guarantor and its Subsidiaries as at December 31, 2023, and the related Consolidated statements of income and cash flows of Parent Guarantor and its Subsidiaries for the three months then ended, each as filed with the SEC, copies of which have been

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furnished to Administrative Agent, fairly present, in all material respects, subject, in the case of said balance sheet as at December 31, 2023, and said statements of income and cash flows for the six months then ended, to year-end audit adjustments, the Consolidated financial condition of Parent Guarantor and its Subsidiaries as at such dates and the Consolidated results of the operations of Parent Guarantor and its Subsidiaries for the periods ended on such dates all in accordance with GAAP consistently applied. Since December 31, 2022, there has been no Material Adverse Change, except as disclosed prior to the Document Closing Date in any report of Parent Guarantor on form 10-K, 10-Q or 8-K filed with the SEC or otherwise publicly disclosed prior to the Document Closing Date.

(f)There is no pending or, to the knowledge of Parent Guarantor, threatened action, suit, investigation, litigation or proceeding, including, any Specified Environmental Action, affecting Parent Guarantor or any of its Subsidiaries, taken as a whole, before any court, governmental agency or arbitrator that (i) could be reasonably likely to have a Specified Material Adverse Effect (other than the matters described on Schedule 7(f) to this Guaranty (the “Disclosed Litigation”)), except as disclosed prior to the Document Closing Date in any report of Parent Guarantor on form 10-K, 10-Q or 8-K filed with the SEC or otherwise publicly disclosed prior to the Document Closing Date or (ii) purports to affect the legality, validity or enforceability of this Guaranty or any other Operative Document or the consummation of the transactions contemplated hereby.

(g)Parent Guarantor is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Federal Reserve Board), and no proceeds of any Advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock. Following application of the proceeds of each Advance, not more than 25 percent of the value of the assets (either of Parent Guarantor only or of the Bank Credit Agreement Borrowers on a Consolidated basis) that are subject to a restriction on sale, pledge, or disposal under this Guaranty will be represented by margin stock (within the meaning of Regulation U issued by the Federal Reserve Board).

(h)Parent Guarantor is not an “investment company,” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

(i)Except as could not reasonably be expected to have a Specified Material Adverse Effect except as disclosed prior to the Document Closing Date in any report of Parent Guarantor on form 10-K, 10-Q or 8-K filed with the SEC or otherwise publicly disclosed prior to the Document Closing Date, (i) the operations and properties of Parent Guarantor and its Subsidiaries taken as a whole comply with all applicable Specified Environmental Laws and Specified Environmental Permits, (ii) all past non-compliance with such Specified Environmental Laws and Specified Environmental Permits has been resolved or is being contested in good faith by appropriate proceedings, and (iii) no circumstances exist that would be reasonably likely to form the basis of an Specified Environmental Action against Parent Guarantor or any of its Subsidiaries or any of their properties.

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(j)None of the information, exhibits or reports furnished by or on behalf of Parent Guarantor to Administrative Agent, Lessor or any other Participant in connection with the negotiation and syndication of the Transaction Agreement or the other Operative Documents or pursuant to the terms of this Guaranty, taken as a whole, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, when taken as a whole, not materially misleading solely at the time made (which if after the Document Closing Date will be made after giving effect to all supplements thereto); provided that with respect to projected financial information, Parent Guarantor represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time (it being understood that such projected financial information is subject to significant uncertainties and contingencies, many of which are beyond the control of Parent Guarantor and that no assurances can be given that such projections will be realized).

(k)None of Parent Guarantor or its Subsidiaries or any of their respective directors or officers or, to the knowledge of Parent Guarantor, their employees or authorized agents that will act in any capacity in connection with or directly benefit from the transaction established hereby is (i) in violation of any Anti-Corruption Laws, (ii) a Sanctioned Person or (iii) operating, organized or resident in a Sanctioned Country, except in the case of (ii) or (iii) to the extent licensed by the Office of Foreign Assets Control of the United States or otherwise permissible under U.S. law. No Advance will be made with the intent of using the proceeds thereof in a manner that would violate applicable Anti-Corruption Laws or Sanctions.

(l)Parent Guarantor owns directly or indirectly 100% of the equity interests of Lessee.

Section 8. Affirmative Covenants of Parent Guarantor. Commencing on the Document Closing Date and for so long as any Lease Balance is outstanding, or any Participant shall have any Commitment to make Advances, Parent Guarantor will:

(a)Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply with all applicable laws, rules, regulations and orders, such compliance to include compliance with ERISA, Specified Environmental Laws, Anti-Corruption Laws and the Patriot Act except in each case to the extent that the failure to so comply would not reasonably be expected to have a Specified Material Adverse Effect, and maintain in effect policies and procedures reasonably designed to effect compliance with Anti-Corruption Laws and applicable Sanctions.

(b)Payment of Taxes, Etc. (i) Pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, (1) all taxes, assessments and governmental charges or levies imposed upon it or upon its property and (2) all lawful claims that, if unpaid, might by law become a Lien upon its property; provided, however, that neither Parent Guarantor nor any of its Subsidiaries shall be required to pay or discharge any such tax, assessment, charge or claim (A) that is being contested in good faith and by appropriate proceedings for which appropriate reserves have

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been established in accordance with GAAP or (B) if such failure to pay or discharge such obligations and liabilities would not reasonably be expected to have, individually or in the aggregate, a Specified Material Adverse Effect and (ii) timely and accurately file all federal, state and other material Tax returns required to be filed, and cause each of its Subsidiaries to do so.

(c)Maintenance of Insurance. Maintain, and cause each of its Subsidiaries (other than Immaterial Subsidiaries) to maintain, reasonable insurance as determined in Parent Guarantor’s good faith business judgment, the failure of which to maintain could reasonably be expected to have a Specified Material Adverse Effect, and which, to the extent consistent with good business practices, such insurance may be provided by Parent Guarantor through its program of self-insurance.

(d)Preservation of Corporate Existence, Etc. Preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its corporate existence, rights (charter and statutory) and franchises; provided, however, that Parent Guarantor and its Subsidiaries may consummate any merger or consolidation permitted under Section 9(b) and provided further that neither Parent Guarantor nor any of its Subsidiaries shall be required to preserve any right or franchise or the existence of any Subsidiary (other than Lessee) if the preservation thereof is no longer material to the conduct of the business of Parent Guarantor and its Subsidiaries, taken as a whole.

(e)Visitation Rights. Prior to the occurrence and continuance of an Event of Default, no more than once per calendar year, upon reasonable notice and from time to time, permit Administrative Agent, Lessor or any other Participant or any agents or representatives thereof (at their sole cost and expense), to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, Parent Guarantor and any of its Subsidiaries, and to discuss the affairs, finances and accounts of Parent Guarantor and any of its Subsidiaries with any of their officers or directors and with their independent certified public accountants. Notwithstanding anything to the contrary herein, none of Parent Guarantor nor any Subsidiary will be required to disclose or permit the inspection or discussion of, any document, information or other matter (i) that constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to Administrative Agent, Lessor or any other Participant (or their respective representatives or contractors) is prohibited by Law or any binding agreement or (iii) that is subject to attorney client or similar privilege or constitutes attorney work product.

(f)Keeping of Books. Keep, and cause each of its Subsidiaries to keep, proper books of record, and account of Parent Guarantor and each such Subsidiary in accordance with, and to the extent required by, GAAP in effect from time to time.

(g)Maintenance of Properties, Etc. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear

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excepted, except to the extent that the failure to do so would not reasonably be expected to have a Specified Material Adverse Effect.

(h)Transactions with Affiliates. Conduct, and cause each of its Subsidiaries to conduct, all transactions otherwise permitted under this Guaranty with any of their Affiliates on terms that are fair and reasonable and no less favorable to Parent Guarantor or such Subsidiary in any material respect than it would obtain in a comparable arm’s-length transaction with a Person not an Affiliate, provided that the foregoing shall not prohibit (i) transactions between or among Parent Guarantor and its Subsidiaries not involving any other Affiliate, (ii) indemnification agreements, (iii) employee agreements or other compensation or bonus arrangements, (iv) management or board fees and (v) dividends to securityholders.

(i)Reporting Requirements. Furnish to Administrative Agent and the Participants:

(i) within 45 days after the end of each of the first three quarters of each fiscal year of Parent Guarantor, the Consolidated balance sheet of Parent Guarantor and its Subsidiaries as of the end of such quarter and Consolidated statements of income and cash flows of Parent Guarantor and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, duly certified (subject to year-end audit adjustments) by the chief Financial Officer, treasurer or other responsible Financial Officer of Parent Guarantor as having been prepared in accordance with generally accepted accounting principles and certificates of the chief Financial Officer, treasurer or other responsible Financial Officer of Parent Guarantor as to such responsible officer’s knowledge after due inquiry of any Default and setting forth in reasonable detail the calculations necessary to demonstrate compliance with Section 10;

(ii)within 90 days after the end of each fiscal year of Parent Guarantor, a copy of the annual audit report for such year for Parent Guarantor and its Subsidiaries, containing the Consolidated balance sheet of Parent Guarantor and its Subsidiaries as of the end of such fiscal year and Consolidated statements of income and cash flows of Parent Guarantor and its Subsidiaries for such fiscal year, in each case accompanied by an opinion unqualified as to scope and going concern (other than any such exception, explanatory paragraph or qualification that is expressly solely with respect to, or expressly resulting solely from, (i) an upcoming maturity date under the Transaction Agreement or the Bank Credit Agreement that is scheduled to occur within one year from the time such report and opinion are delivered or (ii) any potential inability to satisfy the financial covenant set forth in Section 10 on a future date or in a future period) by an independent public accountants of recognized national standing selected by Parent Guarantor and certificates of the chief Financial Officer, treasurer or other responsible Financial Officer of Parent Guarantor as to such responsible officer’s knowledge after due inquiry of any Default and setting forth in reasonable detail the calculations necessary to demonstrate compliance with Section 10;

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(iii)as soon as possible and in any event within five days after the chief Financial Officer, treasurer or other responsible Financial Officer of Parent Guarantor obtains knowledge of the occurrence of any Default continuing on the date of such statement, a statement of a responsible officer of Parent Guarantor setting forth details of such Default and the action that Parent Guarantor has taken and proposes to take with respect thereto;

(iv)promptly after the sending or filing thereof, copies of all quarterly and annual reports and proxy solicitations that Parent Guarantor sends to its public securityholders, and copies of all reports on Form 8-K (or their equivalents) and registration statements for the public offering of securities that Parent Guarantor or any Subsidiary files with the SEC or any national securities exchange;

(v)promptly after the commencement thereof, notice of all actions and proceedings before any court, governmental agency or arbitrator affecting Parent Guarantor or any of its Subsidiaries of the type described in Section 7(f); and

(vi)such other financial or “know your customer” information respecting Parent Guarantor or any of its Subsidiaries as Lessor or any Participant through Administrative Agent as may from time to time reasonably request.

Financial reports required to be delivered pursuant to clauses (i), (ii) and (iv) above shall be deemed to have been delivered on the date on which such report is posted on the SEC’s website at www.sec.gov, and such posting shall be deemed to satisfy the financial reporting requirements of clauses (i), (ii) and (iv) above, provided, that, in each instance Parent Guarantor shall provide all other reports and certificates required to be delivered under this Section 8(i) in the manner set forth in Section 14.

Section 9.   Certain Negative Covenants of Parent Guarantor. Commencing on the Document Closing Date and for so long as any Lease Balance is outstanding, or any Participant shall have any Commitment to make Advances, Parent Guarantor will not:

(a)Liens, Etc. Create or suffer to exist, or permit any of its Subsidiaries to create or suffer to exist, any Lien on or with respect to (y) the Leased Property other than Permitted Liens and (z) any of its properties, whether now owned or hereafter acquired, or assign, or permit any of its Subsidiaries to assign, any right to receive income, other than:

(i)Bank Credit Agreement Permitted Liens;

(ii)purchase money Liens upon or in any assets acquired or held by Parent Guarantor or any Subsidiary to secure the purchase price of such assets or to secure Debt incurred solely for the purpose of financing the acquisition, improvement or construction of such assets (including any Liens placed on such assets within 180 days after the latest of the acquisition, completion of construction or improvement of such assets), or Liens existing on such assets at the time of its acquisition (other than any such Liens created in contemplation of such acquisition

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that were not incurred to finance the acquisition of such assets) or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount, provided, however, that no such Lien shall extend to or cover any assets of any character other than the assets being acquired, improved or constructed and no such extension, renewal or replacement shall extend to or cover any assets not theretofore subject to the Lien being extended, renewed or replaced, provided further that the aggregate principal amount of the indebtedness secured by the Liens referred to in this clause (ii) shall not exceed $100,000,000 at any time outstanding;

(iii)the Liens existing on the date hereof securing Debt (other than Debt in respect of finance leases) in an aggregate principal amount not exceeding $50,000,000;

(iv)Liens on property of a Person existing at the time such Person is acquired by, merged into or consolidated with Parent Guarantor or any Subsidiary of Parent Guarantor or becomes a Subsidiary of Parent Guarantor; provided that such Liens were not created in contemplation of such merger, consolidation or acquisition and do not extend to any assets other than those of the Person so merged into or consolidated with Parent Guarantor or such Subsidiary or acquired by Parent Guarantor or such Subsidiary;

(v)Liens securing Debt owing by any Subsidiary of Parent Guarantor to Parent Guarantor;

(vi)Liens securing Debt of Subsidiaries of Parent Guarantor organized under the laws of any country other than the United States of America or a State thereof;

(vii)Liens created under any finance lease on the assets that are the subject of such lease;

(viii)Liens securing obligations under the Operative Documents;

(ix)other Liens securing Debt in an aggregate principal amount not to exceed, together with the aggregate amount of Subsidiary Debt incurred in accordance with Section 9(c)(vi), at any time outstanding, the greater of (i) $2,500,000,000 and (ii) 15% of Consolidated Net Tangible Assets; and

(x)the replacement, extension or renewal of any Lien permitted by clause (iii) or (iv) above upon or in the same property theretofore subject thereto, so long as the principal amount of Debt secured by any such Lien is not increased in connection with any such replacement, extension or renewal of the Debt secured thereby.

(b)Mergers, Etc. Merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or

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substantially all of its assets (whether now owned or hereafter acquired) to, any Person, or permit any of its Subsidiaries (other than its Immaterial Subsidiaries) to do so, except that (i) any Subsidiary of Parent Guarantor may merge or consolidate with or into, or dispose of assets to, any other Subsidiary of Parent Guarantor, (ii) any Subsidiary of Parent Guarantor may merge into or dispose of assets to Parent Guarantor and (iii) Parent Guarantor may merge with any other Person so long as Parent Guarantor is the surviving corporation, provided, in each case, that no Default shall have occurred and be continuing at the time of such proposed transaction or would result therefrom; provided further, that in connection with any merger of Lessee, permitted hereunder, the surviving Person (if not Lessee) shall assume all obligations of Lessee under the Operative Documents in form and substance satisfactory to the Participants.

(c)Subsidiary Debt. Permit any of its Subsidiaries to create or suffer to exist, any Debt other than:

(i)Debt owed to Parent Guarantor or to a Subsidiary of Parent Guarantor or Debt owed under the Operative Documents or the Bank Credit Agreement,

(ii)Debt existing on the date that is described on Schedule 9(c) to this Guaranty or the principal or face amount of which does not exceed $10,000,000 individually or $25,000,000 in the aggregate (the “Existing Debt”), and any Debt extending the maturity of, or refunding, refinancing, modifying or amending, in whole or in part, the Existing Debt, provided that the principal amount of such Existing Debt shall not be increased above the principal amount thereof outstanding immediately prior to such extension, refunding or refinancing, as a result of or in connection with such extension, refunding or refinancing,

(iii)guarantees of Debt of Parent Guarantor or any other Subsidiary of Parent Guarantor,

(iv)obligations of any Subsidiary of Parent Guarantor under any Hedge Agreements entered into in the ordinary course of business and not for speculative purposes;

(v)endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, and

(vi)other Debt (including guarantees of any Person other than Parent Guarantor or any of its Subsidiaries) aggregating for all of Parent Guarantor’s Subsidiaries, together with Debt secured by Liens permitted under Section 9(a)(ix), an amount not to exceed, at any one time outstanding, the greater of (i) $2,500,000,000 and (ii) 15% of Consolidated Net Tangible Assets.

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(d)Change in Nature of Business. Make any material change in the nature of the business of Parent Guarantor and its Subsidiaries, taken as a whole, as carried on at the date hereof.

(e)Use of Proceeds. Use or permit Lessee or any of its other Subsidiaries to use, directly or, to its or their knowledge, indirectly, or permit any of their respective directors, officers, employees or authorized agents to use, the proceeds of any Advance to fund an activities or business (i) in violation of any Anti-Corruption Laws, (ii) of or with any Sanctioned Persons, or (iii) in, or with the government of, any Sanctioned Country, except in the case of (ii) or (iii) to the extent licensed by the Office of Foreign Assets Control of the United States or otherwise permissible under U.S. law.

Section 10.     Financial Covenant. From and after the Document Closing Date, for so long as any Lease Balance is outstanding, or any Participant shall have any Commitment to make Advances, Parent Guarantor will maintain, as at the end of each fiscal quarter, a ratio of Consolidated Debt for Borrowed Money to Consolidated Total Capital of not greater than 0.60 to 1.00.

Section 11.     Successors and Assigns. This Guaranty shall be binding upon Parent Guarantor and upon Parent Guarantor’s successors and assigns; and all references herein to Parent Guarantor shall be deemed to include any successor or successors, whether immediate or remote, to such Person; provided that Parent Guarantor shall not assign or transfer any of its interests or obligations hereunder without the prior written consent of Lessor and Administrative Agent.

Section 12.     Severability. Wherever possible, each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under Applicable Laws, but if any provision of this Guaranty shall be prohibited by or invalid thereunder, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

Section 13.     Submission to Jurisdiction; Service of Process. Parent Guarantor: (a) submits for itself and its property in any legal action or proceeding relating to this Guaranty, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York sitting in the County of Manhattan, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof; (b) consents that any such action or proceedings may be brought to such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same; (c) agrees, to the fullest extent of Applicable Law, that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to it at its address set forth below or at such other address of which the other parties hereto shall have been notified; and (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right of any Beneficiary to sue in any other jurisdiction.

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Section 14.     Notices. All notices, demands, declarations, consents, directions, approvals, instructions, requests and other communications required or permitted by this Guaranty shall be in writing and shall be deemed to have been duly given when addressed to the appropriate Person and delivered in the manner specified in Section 15.3 of the Transaction Agreement. The initial address for notices to Parent Guarantor is set forth beneath its signature below.

Section 15.     Amendment. This Guaranty may not be amended or modified or any of its provisions waived, except in accordance with the terms of Section 15.5 of the Transaction Agreement.

Section 16.     Governing Law; Waiver of Jury Trial. This Guaranty shall be construed in accordance with and governed by the laws of the State of New York, without regard to conflict of law principles which would require the application of the laws of a jurisdiction other than the State of New York. Parent Guarantor hereby expressly waives any right to a trial by jury in any action or proceeding to enforce or defend any rights under this Guaranty or under any amendment, instrument, document or agreement delivered or which may in the future be delivered in connection herewith or arising from any relationship existing in connection with this Guaranty, and agrees that any such action or proceeding shall be tried before a court and not before a jury.

Section 17.     No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Operative Document), Parent Guarantor acknowledges and agrees that: (i) (A) the services regarding this Guaranty provided by Administrative Agent and the Participants are arm’s-length commercial transactions between Parent Guarantor, on the one hand, and Administrative Agent and the Participants, on the other hand, (B) Parent Guarantor has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) Parent Guarantor is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Operative Documents; (ii) (A) Administrative Agent and each Participant is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for Parent Guarantor or any of its Affiliates, and (B) neither Administrative Agent nor any Participant has any obligation to the Parent Guarantor or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Operative Documents; and (iii) Administrative Agent and the Participants and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of Parent Guarantor, Lessee and their respective Affiliates, and neither Administrative Agent, nor any Participant has any obligation to disclose any of such interests to Parent Guarantor or any of its Affiliates. To the fullest extent permitted by law, Parent Guarantor hereby waives and releases any claims that it may have against Administrative Agent, or any Participant with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

Section 18.     Additional Guarantors. Parent Guarantor shall, within thirty (30) days after which any Subsidiary that is not Lessee becomes a “Designated Subsidiary” under the Bank Credit Agreement, provide Lessor and Administrative Agent with written notice thereof and shall cause

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each such Subsidiary to become a Guarantor by causing such Subsidiary to execute and deliver to Administrative Agent a Subsidiary Guaranty, with respect to such Subsidiary, all in form and substance reasonably satisfactory to Administrative Agent. Each borrower or guarantor under the Bank Credit Agreement that is not Lessee or Parent Guarantor shall be required to be a Guarantor under the Operative Documents and deliver a Subsidiary Guaranty. A Subsidiary Guarantor shall be automatically released from its obligations under its Subsidiary Guaranty (and shall no longer be a Guarantor) upon such Guarantor no longer being a “Designated Subsidiary” or “Borrower” or “Guarantor” under the Bank Credit Agreement.

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In Witness Whereof, Parent Guarantor has caused this Guaranty to be executed and delivered as of the date first above written.

Corning Incorporated

By:	/s/ Stephen C. Propper
	Name:	Stephen C. Propper
	Title:	Vice President and Treasurer

Address:	Corning Incorporated
One Riverfront Plaza
Corning, NY 14845

Attention:	Treasurer